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                                                                   EXHIBIT 10.16

                       FIFTH AMENDMENT TO CREDIT AGREEMENT

         THIS FIFTH AMENDMENT TO CREDIT AGREEMENT (this "Amendment"), dated as of the 30th day of November, 2002, by and between STEEL CITY PRODUCTS, INC., a Delaware corporation (the "Borrower") and NATIONAL CITY BANK OF PENNSYLVANIA (the "Bank").

                                   BACKGROUND

         A. The Borrower and the Bank entered into a certain Credit Agreement dated as of July 13, 2001 (as amended, supplemented, replaced or otherwise modified, the "Agreement") pursuant to which the Bank has made a credit facility or facilities available to the Borrower.

         B. The Borrower has requested the Bank to (i) extend the maturity date and (ii) revise the Borrowing Base, and the Bank is willing to do so upon the terms and conditions set forth in this Amendment.

         NOW THEREFORE, intending to be legally bound hereby, the parties hereto amend the Agreement and agree as follows:

         Section 1. Capitalized Terms.

         Unless otherwise specified herein, capitalized terms used in this Amendment (including the BACKGROUND above) without definition shall have the same meaning as set forth in the Agreement as amended by this Amendment.

         Section 2. Amendments.

         The Agreement is hereby amended as follows:

         2.1 Section 2.09(a) of the Agreement is hereby amended and restated in its entirety as follows:

                  "(a)     Borrowing Base. The "Borrowing Base" at any time
shall mean the sum, at the date of the most recent Borrowing Base Certificate required to be furnished pursuant to Section 2.09(f) hereof, of:

                           (i)      seventy-five percent (75%) of the Net Value
of Eligible Receivables; provided, however, that at no time shall the Net Value of Eligible Receivables due and owing from either of Giant Eagle Stores or Krogers Stores exceed thirty percent (30%) of the total Net Value of Eligible Receivables of the Borrower; and provided further that payments due to the Borrower from Ames Department Stores shall not be Eligible

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Receivables; and provided further that at no time shall the Net Value of
Eligible Receivables due and owing from any other obligor exceed twenty percent (20%) of the total Net Value of Eligible Receivables of the Borrower; plus

                           (ii)     an amount which is equal to the lesser of
(A) $3,000,000 or (B) the sum of forty percent (40%) of the Net Value of Eligible Inventory related to pet supplies plus forty-five percent (45%) of the Net Value of Eligible Inventory related to automotive plus fifty percent (50%) of the Net Value of Eligible Inventory related to lawn and garden."

         2.2 Section 2.09(e) of the Agreement is hereby amended and restated in its entirety as follows:

         (e) Borrowing Base Certificates. On the Closing Date and from time to time thereafter as set forth below, the Borrower shall furnish to the Bank a certificate ("Borrowing Base Certificate") substantially in the form of Exhibit B-1 hereto, appropriately completed, signed by a Responsible Officer of the Borrower and setting forth the Borrowing Base and the other information required therein. Each Borrowing Base Certificate shall be accompanied by copies of the Borrower's sales journals, cash receipts journals and credit adjustment journal entries, together with a summary of the inventory of the Borrower, each for the time period corresponding to that of the Borrowing Base Certificate. Borrowing Base Certificate shall be delivered to the Bank:

                  (i) pursuant to Section 2.03(b) hereof, on the date of each request for Revolving Credit Loans hereunder;

                  (ii) by 5:00P.M. on the first Business Day of each week hereafter;

                  (iii) as required by Section 2.09(c) and Section 5.01(b) hereof; and

                  (iv) not later than two (2) Business Days after request therefor by the Bank from time to time.

To the extent the Borrower is required to deliver a Borrowing Base Certificate on a particular day, the Eligible Receivables, Eligible Inventory reflected on such Borrowing Base Certificate, the Net Values applicable thereto, and the calculation of the Borrowing Base thereunder, shall be determined as of a day (which shall be specified in the Borrowing Base Certificate) not earlier than the Business Day before the day the Borrower is required to deliver such Borrowing Base Certificate. The Borrowing Base set forth in any such Borrowing Base Certificate will change on a daily basis after delivery, as calculated by the Bank until delivery of a subsequent Borrowing Base Certificate. The Borrowing Base set forth on the Borrowing Base Certificate is subject to Bank's final approval."

         2.3 Section 5.01(b)(ii) and (iii) of the Agreement are hereby amended and restated in their entirety as follows:

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                  (ii)     As soon as practicable, and in any event within 10
days after the end of each month, the Borrower shall furnish to the Bank a report detailing the aging of accounts receivable and payable of the Borrower.

                  (iii) Weekly Reporting. As soon as practicable, and in any event by 5 p.m. on Monday of the following week, the Borrower shall furnish to the Bank a Borrowing Base Certificate as of the end of each week."

         2.3 The following defined term set forth in Annex A to the Agreement is hereby amended and restated in its entirety as follows:

                  ""Revolving Credit Maturity Date" shall mean May 31, 2004."

         Section 3. Covenants. Representations and Warranties.

         3.1 The Borrower ratifies, confirms and reaffirms, without condition, all the terms and conditions of the Agreement and the other Loan Documents and agrees that it continues to be bound by the terms and conditions thereof as amended by this Amendment; and, the Borrower further confirms and affirms that it has no defense, set off or counterclaim against the same. The Agreement and this Amendment shall be construed as complementing each other and as augmenting and not restricting the Bank's rights, and, except as specifically amended by this Amendment, the Agreement shall remain in full force and effect in accordance with its terms.

         3.2 The Borrower ratifies, confirms and reaffirms without condition, all liens and security interests granted to the Bank pursuant to the Agreement and the other Loan Documents, if any, and such liens and security interests shall continue to secure the indebtedness and obligations of the Borrower to the Bank under the Agreement, the Note and the other Loan Documents, including, but not limited to, all loans made by the Bank to the Borrower as amended by this Amendment.

         3.3      The Borrower represents and warrants to the Bank that:

                  (a) This Amendment has been duly executed and delivered by the \Borrower and constitutes the legal, valid and binding obligations of the Borrower enforceable in accordance with its terms;

                  (b) The execution and delivery of this Amendment by the Borrower and the performance and observance by the Borrower of the provisions hereof, do not violate or conflict with the organizational agreements of the Borrower or any law applicable to the Borrower or result in a breach of any provision of or constitute a default under any other agreement, instrument or document binding upon or enforceable against the Borrower;

                  (c)      The representations and warranties set forth within
Article III of the Agreement continue to be true and correct in all material respects as of the date of this Amendment except those changes resulting from the passage of time; and

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                  (d)      No material adverse change has occurred in the
business, operations, consolidated financial condition or prospects of the Borrower since the date of the most recent annual financial statement delivered to the Bank, and no Event of Default or condition which, with the passage of time, the giving of notice or both, could become an Event of Default has occurred and is continuing.

         3.4 The Borrower shall execute or cause to be executed and deliver to the Bank all other documents, instruments and agreements deemed necessary or appropriate by the Bank in connection herewith.

         Section 4. Conditions Precedent.

         4.1 This Amendment shall be effective on the date hereof so long as each of the following conditions has been satisfied:

                  (a) No Event of Default shall have occurred and be continuing on the date of this Amendment.

                  (b)      The representations and warranties set forth within
Article III of the Agreement shall continue to be true and correct in all material respects as of the date of this Amendment except those changes resulting from the passage of time only.

                  (c) Contemporaneously with the execution hereof, the Borrower shall deliver, or cause to be delivered, to the Bank:

                           (i)      A certificate of the corporate secretary or
assistant secretary of the Borrower, dated the date hereof, certifying (1) that the Articles of Incorporation and By-Laws of the Borrower have not been changed since they were delivered to the Bank, or if there have been any such changes, attaching copies thereof as then in effect and (2) as to true copies of all corporate action taken by the Borrower in authorizing the execution, delivery and performance of this Amendment, and the transactions contemplated thereby; and

                           (ii)     Such other documents, instruments and
certificates required by the Bank in connection with the transactions contemplated by this Amendment.

         4.2 The Bank shall continue to have a first priority lien on and security interest in the Collateral, if any, previously granted to the Bank.

         4.3 All legal details and proceedings in connection with the transactions contemplated in this Amendment shall be satisfactory to counsel for the Bank, and the Bank shall have received all such originals or copies of such documents as the Bank may request.

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         Section 5. Miscellaneous.

         5.1 This Amendment shall be construed in accordance with, and governed by the laws of the Commonwealth of Pennsylvania without giving effect to the provisions thereof regarding conflicts of law.

         5.2 Except as amended hereby, all of the terms and conditions of the Agreement shall remain in full force and effect. This Amendment amends the Agreement and is not a novation thereof.

         5.3 This Amendment shall inure to the benefit of, and shall be binding upon, the respective successors and assigns of the Borrower and the Bank. The Borrower may not assign any of its rights or obligations hereunder without the prior written consent of the Bank.

         5.4 This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

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         IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Fifth Amendment to Credit Agreement the day and year first above written.

ATTEST:                                    STEEL CITY PRODUCTS, INC.

By: /s/ Karen A. Stempinski                By: /s/ Maarten D. Hemsley     (SEAL)
    -----------------------                    ---------------------------
Name: Karen A. Stempinski                  Name: Maarten D. Hemsley
Title: Assistant Secretary                 Title: Chief Financial Officer

                      (SEAL)

                                           NATIONAL CITY BANK
                                           OF PENNSYLVANIA

                                           By: /s/ Lori B. Shure
                                               -----------------
                                           Name: Lori B. Shure
                                           Title: Vice President

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